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Exhibit 10.26

Abbott Laboratories

Description of Base Salary of Named Executive Officers

        Set forth below are the base salaries, effective March 1, 2004 and March 1, 2005, of the chief executive officer and each of the four other most highly compensated executive officers in 2004.

Miles D. White
Chairman of the Board and Chief Executive Officer

Base Salary
2004	$1,560,000
2005	$1,614,600

Richard A. Gonzalez
President and Chief Operating Officer,
Medical Products Group

Base Salary
2004	$880,000
2005	$910,800

Jeffrey M. Leiden
President and Chief Operating Officer,
Pharmaceutical Products Group

Base Salary
2004	$880,000
2005	$910,800

Thomas C. Freyman
Executive Vice President, Finance and
Chief Financial Officer

Base Salary
2004	$625,000
2005	$750,000

William G. Dempsey
Senior Vice President,
Pharmaceutical Operations

Base Salary
2004	$575,000
2005	$595,100

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Description of Base Salary of Named Executive Officers